Exhibit 10.4

AMENDMENT TO MASTER ADMINISTRATIVE SERVICES AGREEMENT

This Amendment to the Master Administrative Services Agreement is made as of April 30, 2025 (the “Amendment”) by and between International Fund Services (N.A.), L.L.C., a Delaware limited liability company (the “Administrator”) and Partners Group Lending Fund, LLC (the “Fund”). Capitalized terms used in this Amendment without definition shall have the respective meanings ascribed to such terms in the Agreement (as defined below).

WHEREAS, the Administrator and certain funds and other investment vehicles, including the Fund, entered into a Master Administrative Services Agreement dated as of March 9, 2023 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”); and

WHEREAS, the Administrator and the Fund hereto wish to amend the Agreement as set forth below solely with respect to the Fund.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:

1.	Amendment to add Fund Administration Tax Services. As between the Administrator and the Fund and solely with respect to the Fund, the Agreement is amended as follows:

(a)	Section 18(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(b) With respect to the Fund Administration Tax Services as set forth on Exhibit B2 attached hereto and Fund Administration Tax Services as set forth on Exhibit A2 (together, “U.S. Tax Services”), the Fund acknowledges and agrees to execute and deliver to the Administrator a tax delegation consent in the form set forth as Exhibit B2(i) hereto and/or Exhibit A2(i), as applicable, with such changes as the Administrator may require from time to time. While the Parties anticipate that such consent will be valid as long as the Agreement remains in effect, in the event the Fund revokes its consent at any time or does not provided its consent as required hereunder, the Fund acknowledges and agrees that the Administrator may, without liability or prior notice, cease performing any or all of the U.S. Tax Services and may renegotiate the fees the Administrator charge for such U.S. Tax Services.”

(b)	The Services applicable to the Fund shall be those described on Exhibit A and Exhibit A2.

(c)	A new Exhibit A2 is hereby added to the Agreement as set forth on Exhibit 1 attached hereto.

(b)	A new Exhibit A2(i) is hereby added to the Agreement as set forth on Exhibit 1 attached hereto.

(c)	A new Exhibit A2(ii) is hereby added to the Agreement as set forth on Exhibit 1 attached hereto.

2.	One Agreement. Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect. For the avoidance of doubt, this Amendment does not amend the agreement with respect to any fund party to the agreement other the Fund. This Amendment, including Exhibit 1, is incorporated in its entirety into the Agreement, and this Amendment and said Agreement shall be read and interpreted together as the Agreement.

3.	Governing Law. This Amendment shall be governed by, and construed in accordance with, the choice of law set forth in the Agreement (excluding the law thereof which requires the application of or reference to the law of any other jurisdiction).

4.	Counterparts. This Amendment may be executed in separate counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

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Information Classification: Limited Access

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the date first written above.

PARTNERS GROUP LENDING FUND, LLC

By:	/s/ Brian Igoe
Name:	Brian Igoe
Title:	Authorized Signatory

By:	/s/ Bradley Eggers
Name:	Bradley Eggers
Title:	Authorized Signatory

INTERNATIONAL FUND SERVICES (N.A.), L.L.C.

By:	/s/ Fred Wilshire
Name:	Fred Wilshire
Title:	Senior Vice President

Information Classification: Limited Access

Exhibit 1

Exhibit A2

Fund Administration Tax Services

1.	Fund Administration Corporate Tax Services

Based on discussions with and direction by the Fund and its tax advisor regarding the tax treatment of various transactions of the Fund, the Administrator shall provide the following tax services. All schedules, statements and other reports prepared by the Administrator shall be reviewed by the Fund and agreed to by its tax advisor.

•	Prepare quarterly tax provision calculations. The preparation will include analysis of the annualized effective tax rate calculation and discrete items. In addition the year-to-date tax expense will be calculated and any required footnote disclosures.

•	Significant computations for discrete items may be out of scope depending on the type and magnitude of the adjustment;

•	Prepare annual tax basis provision calculations at both tax and book fiscal year end purposes, including wash sales and all tax financial statement disclosures.

•	Assist in analysis and documentation of the valuation allowance based upon management’s assessment.

•	Coordinate the independent tax review including: prepare detailed tax schedules and worksheets to reconcile book to tax accounting; gather required supporting documentation for tax review as needed; and provide allocations of profit and loss for each tax line item in accordance with the terms of the applicable operating agreement.

•	Provide work papers and system reports substantiating tax adjustments.

•	Perform a book to tax reconciliation reflecting the tax adjustments.

•	Prepare year-end tax estimates.

•	Preparation and transmission of Global Information Reporting tax information returns relating to Form 1099-DIV, Form 1042-S, Form 945 and Form 1042.

•	Participate in discussions of potential tax issues with the Fund and its audit firm and provide information to the Fund’s independent accountants, and to Fund’s counsel when appropriate, to assist in the preparation and filing of the Fund’s tax filings; such information shall be sufficient to permit the preparation and filing of all federal and state income tax returns (and such other required tax filings as may be agreed to by the parties), including reports such as dividend and interest income reports, purchase and sale and capital gain/loss reports, tax lot holding reports or other reports, as applicable.

Information Classification: Limited Access

Exhibit 1

•	Tax services, as described in this Schedule, do not include calculating the book/tax differences including tax basis investment in partnership tracking.

•	Tax services, as described in this Schedule, do not include identification of passive foreign investment companies, qualified interest income securities or Internal Revenue Code Section 1272(a)(6) tax calculations for asset backed securities.

2.	Fund Administration BDC Tax Services

Based on discussions with and direction by each Company and its tax advisor regarding the tax treatment of various transactions of such Company, the Administrator shall provide the following tax services. All schedules, statements and other reports prepared by the Administrator shall be reviewed by such Company and agreed to by its tax advisor.

a)	Prepare annual tax basis provisions for both excise and income tax purposes, including wash sales and all tax financial statement disclosure.

b)	Preparation of financial information relating to Form 1099-DIV, including completion of the ICI Primary and Secondary forms, Qualified Dividend Income, Dividends Received Deduction, Alternative Minimum Tax, Foreign Tax Credit, United States Government obligations.

c)	Review annual minimum distribution calculations (income and capital gain) for both federal and excise tax purposes prior to their declaration.

d)	Coordinate the independent tax review including: prepare detailed tax schedules and worksheets to reconcile book to tax accounting; gather required supporting documentation for tax review as needed; and provide allocations of profit and loss for each tax line item in accordance with the terms of the applicable operating agreement.

e)	Provide work papers and system reports substantiating tax adjustments.

f)	Perform a book to tax reconciliation reflecting the tax adjustments.

g)	Calculate and characterize shareholder taxable income for 1099 reporting.

h)	Prepare year-end tax estimates.

i)	Preparation of tax provisions for 3 10-Qs

j)	Preparation of tax provision for the 10-K (inclusive of ROCSOP & financial statement disclosures).

Information Classification: Limited Access

Exhibit 1

k)	Participate in discussions of potential tax issues with each Company and its audit firm and provide information to the Companies’ independent accountants, and to Companies’ counsel when appropriate, to assist in the preparation and filing of the Companies’ tax filings; such information shall be sufficient to permit the preparation and filing of all federal and state income tax returns (and such other required tax filings as may be agreed to by the parties), including reports such as dividend and interest income reports, purchase and sale and capital gain/loss reports, tax lot holding reports or other reports, as applicable.

l)	Tax services, as described in this Schedule, do not include identification of passive foreign investment companies, qualified interest income securities or Internal Revenue Code Section 1272(a)(6) tax calculations for asset backed securities.

m)	Tax services, as described in this Schedule, do not include the book/tax differences including tax basis investment in partnership tracking.

n)	Tax services, as described in this Schedule, do not include the tracking for CLO equity investments, as applicable, that are PFICs/CFCs.

Information Classification: Limited Access

Exhibit 1

Exhibit A2(i)

CONSENT TO DISCLOSE TAX RETURN INFORMATION

Federal law prohibits our disclosing, without your consent, your federal tax return information to third parties or our use of that information for purposes other than the preparation of your return.

Subject to the terms and conditions of the Administrative Services Agreement dated February 28, 2023, as amended, (the “Services Agreement”) between INTERNATIONAL FUND SERVICES (N.A.), L.L.C. (“we” or “State Street”) and PARTNERS GROUP LENDING FUND, LLC (“you” or the “Customer”), we may subcontract portions of our Corporate Tax Services (the “Tax Services”) to State Street affiliates and/or other subcontractors. By signing below, you hereby authorize us to provide any and all information, including your entire tax return information for all past, present, and future years, that we receive in connection with this engagement (the “Information”) to the State Street affiliates and subcontractors listed on Exhibit A2(ii) (the “Authorized Persons”), for the purpose of providing the Tax Services set forth in the Services Agreement and for related administrative and regulatory compliance purposes (the “Authorized Purposes”). You further authorize each Authorized Person to disclose the Information to any other Authorized Person, to State Street and to State Street Bank and Trust Company, in connection with the Authorized Purposes.

Your consent will be valid as long as the Services Agreement remains in effect, or for such longer periods as required in order for State Street to assist you with future tax-related needs or to comply with legal, regulatory, and professional standards. Notwithstanding the foregoing, you may revoke your consent with regards to Tax Services at any time by providing written notice to us. By signing below, you agree that if you revoke your consent, we may refuse to perform Tax Services and/or alter the fees we charge for such Tax Services.

In lieu of consenting to this disclosure, you have the right to request a more limited disclosure of tax return information. In the event that the service model changes as a result of your revocation or limitation on this consent, you agree to negotiate an equitable adjustment to the applicable fee schedule in good faith.

Information Classification: Limited Access

Exhibit 1

EXHIBIT A2(ii)

•	State Street Corporate Services Mumbai Private Limited
•	KPMG LLP
•	KPMG GLOBAL SERVICES PRIVATE LIMITED (KGS)

Information Classification: Limited Access